AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON AUGUST 6, 1996
                              REGISTRATION NO. 33-
     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           STATEWIDE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State or other jurisdiction of incorporation or organization)

                                   22-3397900
                      (I.R.S. Employer Identification No.)

          70 SIP AVENUE, JERSEY CITY, NEW JERSEY            07306
          (Address of principal executive offices)        (Zip code)

                        1996 INCENTIVE STOCK OPTION PLAN
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
          1996 RECOGNITION AND RETENTION PLAN FOR EXECUTIVE OFFICERS
                                 AND EMPLOYEES
           1996 RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                                VICTOR M. RICHEL
                     CHAIRMAN OF THE BOARD, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                           STATEWIDE FINANCIAL CORP.
                                 70 SIP AVENUE
                         JERSEY CITY, NEW JERSEY 07306
                    (Name and address of agent for service)

                                 (201) 795-4000
         (Telephone number, including area code, of agent for service)


     ----------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


       Title of    Amount to be  Proposed Maximum Proposed Maximum  Amount of
     Securities to  Registered    Offering Price     Aggregate     Registration
     be Registered      (1)         Per Share      Offering Price      Fee
     -------------  -----------  ---------------- ---------------  -----------


     Common Stock,    740,600        $11.6875        $8,655,763     $2,984.75
     no par value
      per share


          (1) Maximum number of shares authorized for issuance pursuant to the grant of plan share awards or the grant and exercise of stock options as follows: (i) options to purchase up to 370,300 shares of common stock under the Registrant's 1996 Incentive Stock Option Plan; (ii) options to purchase up to 158,700 shares of common stock under the Registrant's 1996 Stock Option Plan for Outside Directors; (iii) plan share awards for up to 148,120 shares of common stock under the Registrant's 1996 Recognition and Retention Plan for Executive Officers and Employees; and (iv) plan share awards for up to 63,480 shares of common stock under the Registrant's 1996 Recognition and Retention Plan for Outside Directors. This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in such Plans.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) the Registrant's Current Reports on Form 8-K filed on February 8, 1996, April 26, 1996, June 13, 1996, July 16,
               1996 and August 1, 1996; and

          (d) the description of the Registrant's Common Stock, no par value per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on August 1, 1995, to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.



     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.



     Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrong doing.

     In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:

                                   ARTICLE XI
                                Indemnification

     The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


     ITEM 8.   EXHIBITS.

               Exhibit Number      Description of Exhibit
               --------------      ----------------------

               4(a)                1996 Incentive Stock Option Plan

               4(b)                1996 Stock Option Plan for Outside
                                   Directors

               4(c) 1996 Recognition and Retention Plan for Executive Officers and Employees

               4(d)                1996 Recognition and Retention Plan for
                                   Outside Directors

               5(a)                Opinion of McCarter & English

               23(a)               Consent of KPMG Peat Marwick LLP

               23(b)               Consent of Deloitte & Touche LLP

               23(c) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)

               24(a)               Power of Attorney



     ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on August 2, 1996.

                         STATEWIDE FINANCIAL CORP.


                         By:  /s/Victor M. Richel
                              -------------------
                              Victor M. Richel,
                              Chairman of the Board, President and
                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

     Name                          Title                    Date
     ----                          -----                    ----

     /s/Victor M. Richel           Chairman of the Board,   August 2, 1996
     -------------------           President and Chief
     Victor M. Richel              Executive Officer


     /s/Bernard F. Lenihan         Senior Vice President    August 2, 1996
     ---------------------         and Chief Financial
     Bernard F. Lenihan            Officer (Principal
                                   Accounting Officer)


     /s/Maria Ramirez              Director                 August 2, 1996
     ----------------
     Maria Ramirez


     /s/Walter G. Scott            Director                 August 2, 1996
     ------------------
     Walter G. Scott


     /s/Stephen R. Tilton          Director                 August 2, 1996
     --------------------
     Stephen R. Tilton


     /s/Thomas V. Whelan           Director                 August 2, 1996
     -------------------
     Thomas V. Whelan


              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8
              ---------------------------------------------------

                                       OF
                                       --

                           STATEWIDE FINANCIAL CORP.
                           -------------------------



               Exhibit No.         Name of Document
               -----------         ----------------

               4(a)                1996 Incentive Stock Option Plan

               4(b)                1996 Stock Option Plan for Outside
                                   Directors

               4(c) 1996 Recognition and Retention Plan for Executive Officers and Employees

               4(d)                1996 Recognition and Retention Plan for
                                   Outside Directors

               5(a)                Opinion of McCarter & English

               23(a)               Consent of KPMG Peat Marwick LLP

               23(b)               Consent of Deloitte & Touche LLP

               23(c) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)

               24(a)               Power of Attorney


     Exhibit 4(a)

                         STATEWIDE FINANCIAL CORP.
                      1996 INCENTIVE STOCK OPTION PLAN

     1.   PURPOSE

     The purpose of the Statewide Financial Corp. (the "Company") 1996 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Company and its shareholders by providing those key employees of the Company and its Affiliates, including Statewide Savings Bank, S.L.A. (the "Association"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company and its Affiliates.

     2.   DEFINITIONS

          (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member, and (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to
     Section 1563(a)(4) and (e)(3)(C).

          (b) "Award" means a grant of Non-statutory Stock Options or Incentive Stock Options under the provisions of this Plan.

          (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee consisting of those members of the Compensation/Benefits Committee of the Company who are non-employee members of the Board of Directors, all of whom are "disinterested persons" as such term is defined" under Rule 16b-3 of the Exchange Act, as promulgated by the Securities and Exchange Commission.

          (e) "Common Stock" means the Common Stock of the Company, no par value per share.

          (f) "Date of Grant" means the date an Award granted by the Committee is effective pursuant to the terms hereof.

          (g) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

          (h) "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time; provided, however, that if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average closing price for such securities for the five (5) trading days immediately preceding the date in question, as reported on the NASDAQ system.

          (i) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 8 and is intended to qualify as an Incentive Stock Option Plan under Section 422 of the Code.

          (j) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 7, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 8.1(6) as a Non-statutory Stock Option.

          (k)  "Option" means Award granted under Section 7 or 8.

          (l) "Participant" means an employee of the Company or its affiliates chosen by the Committee to participate in the Plan.

          (m) "Plan Year(s)" means a calendar year or years commencing on or after January 1, 1996.

          (n) "Retirement" means retirement at the normal or early retirement date as set forth in any tax-qualified or non-tax qualified retirement plan of the Company or as determined under any retirement policy of the Company.

          (o) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (p) "Termination for Cause" means termination because of participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order.

     3.   ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to select participants, to determine the amount of Awards, to establish the terms and conditions of such Awards, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, subject to Subsection 8, to impose a vesting schedule and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the plan and on their legal representatives and beneficiaries.

     4.   TYPES OF AWARDS

     Awards under the Plan may be granted in any one or a combination of Non-statutory Stock Options and/or Incentive Stock Options.

     5.   STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved hereby for purchase pursuant to the exercise of options granted under the Plan shall not exceed 370,300 shares of Common Stock of the Company. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, new awards may be made with respect to these shares.

     6.   ELIGIBILITY

     Officers and other employees of the Company or its affiliates shall be eligible to receive Awards and Directors who are not employees or officers of the Company or its affiliates shall not be eligible to receive Awards under the Plan.

     7.   NON-STATUTORY STOCK OPTIONS

          7.1  Grant of Non-statutory Stock Options.
               -------------------------------------

          The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and upon such terms and conditions as the Committee may determine, and may grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

               (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the options granted. Such purchase price shall not be less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

               (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant.

               (c)  Termination of Employment.  Except as provided in
               Section 7.1(d) hereof, unless otherwise determined by the Committee, upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were immediately exercisable by the participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Committee following the date of the Participant's death or termination of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

               (d) Exception for Retirement. Notwithstanding the general rule contained in Section 7.1(c) above, all options which have become fully vested under the terms of Section 9 hereof held by a Recipient whose employment with the Company or an Affiliate terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option, or (ii) 12 months. Any Incentive Stock Option exercised more than 3 months after a Participant's retirement will be treated as a Non-statutory Stock Option.

     8.   INCENTIVE STOCK OPTIONS

          8.1  Grant of Incentive Stock Options.
               ---------------------------------

          The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

               (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant. However, if a Participant owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender.

               (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate options granted as Incentive Stock Options as Non-statutory options.

               (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Participant to whom it is granted.

               (d)  Termination of Employment.  Except as provided in
               Section 8.1(e) hereof, upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options shall be exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

               Unless otherwise determined by the Committee, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the participant's legal representatives or beneficiaries of the Participant for one year following the date of the participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

               (e) Exception for Retirement. Notwithstanding the general rule contained in Section 8.1(d) above, all options which have become fully vested under the terms of Section 9 hereof held by a Participant whose employment with the Company or an Affiliate terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option or
               (ii) 12 months. Any Incentive Stock Option exercised more than 3 months after a Participant's Retirement will be treated as a Non-statutory Stock Option.

               (f)  Compliance with Code.  The options granted under this
               Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

     9.   VESTING REQUIREMENTS

     Notwithstanding anything contained in Section 3 hereof, in compliance with the regulations of the Office of Thrift Supervision, all options granted hereunder, whether under Section 7 or Section 8, shall be subject to the following minimum vesting schedule:

     All options shall be subject to a five-year vesting schedule, vesting 20 percent a year, with vesting commencing on the first anniversary of the date of grant. By the fifth anniversary of the date of grant, all options shall have vested; provided, however, that in the event of a participant's disability or death, all options then held by such participant or his estate shall become immediately exercisable for the terms set forth in Sections 7 and 8 hereof.

     The Committee shall have the authority in its discretion, to impose greater vesting requirements than those set forth above.

     10.  SURRENDER OPTION

     In the event of a Participant's termination of employment as a result of death, disability or Retirement, the Participant (or the Participant's personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the option on the Date of Grant. Although it is anticipated that the Committee will not unreasonably object to such an application, whether the Committee accepts such application or determines to make payment, in whole or part is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Company determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall be canceled.

     11.  RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY

     No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Participant or by a guardian or legal representative.

     12.  AGREEMENT WITH GRANTEES

     Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Awards including the date of Award, the exercise price, applicable vesting and exercise periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

     13.  DILUTION AND OTHER ADJUSTMENTS

          a) In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

          (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

          (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and/or

          (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

          b) In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee and the Board of Directors will take one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, or (ii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between
     (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options.

     14.  TAX WITHHOLDING

     The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of options under the Plan no later than the date of the event creating the tax liability. In the Committee's sole discretion, a Participant (other than a Participant subject to Section 16, who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the option creating the tax obligation. With respect to Participants subject to Section 16, upon the issuance of shares of Common Stock in respect of an option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Participant's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     15.  AMENDMENT OF THE PLAN

     The Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided that shareholder approval shall be required for any such modification or amendment which:

          (a) materially increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 13 hereof);

          (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Section 13 hereof);

          (c) extends the period during which options may be granted or exercised beyond the times originally prescribed; or

          (d)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

     16.  APPROVAL AND EFFECTIVE DATE OF PLAN

     Pursuant to OTS regulations, if the Plan is to be implemented on or before September 29, 1996, the Plan must be approved by a majority of the shares eligible to be voted at a meeting of the Company's stockholders and then submitted to the OTS for its review and approval. This Plan will be effective as of the first day after its approval by the Company's stockholders and the OTS, assuming it is so approved. If the Plan receives the approval of less than a majority of the shares eligible to be voted at such meeting, but receives the approval of a majority of the shares actually voted at the meeting, the Plan will be effective as of October 1, 1996.

     17.  TERMINATION OF THE PLAN

     The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

     18.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of New Jersey.

     19.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 of the Act, any Common Stock acquired by a Participant subject to Section 16 of the Act (a "Section 16 Participant") upon exercise of an Option the common stock acquired may not be sold for six (6) months after the date of grant of the Option.

     Exhibit 4(b)


                           STATEWIDE FINANCIAL CORP.
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


     I.   PURPOSES

     The purposes of the Statewide Financial Corp. (the "Company") 1996 Stock Option Plan for Outside Directors of the Company and its affiliates, including the outside directors of Statewide Savings Bank, S.L.A. (the "Association") (the "Directors' Option Plan" or the "Plan") are to promote the growth and profitability of the Company and the Association by providing outside directors of the Company and its affiliates with an incentive to achieve long-term objectives of the Company and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Company.

     II.  GRANT OF OPTIONS

          (a) Initial Grant. Each outside director (for purposes of this Directors' Option Plan, the term "Outside Director" shall mean a member of the Board of Directors of the Company (the "Board") or any of its affiliates who is not also serving as a full-time employee of the Company or any of its affiliates), who is serving in such capacity on the date of the Company's initial public offering and at the effective date of this Directors' Option Plan, is hereby granted non-statutory stock options to purchase 26,450 shares of common stock of the Company ("Common Stock").

     The purchase price per share of the Common Stock deliverable upon the exercise of each non-statutory stock option shall be the Fair Market Value, as defined in Section II(d), of the Common Stock on the date of grant. The effective date of these initial grants shall be the effective date of the Directors' Option Plan as defined in Section V hereof ("Effective Date").

          (b) Grants to Subsequent Outside Directors. To the extent options are available for grant under the Directors' Option Plan, each outside director who is first appointed as a director of the Company subsequent to the Effective Date (a "Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve, non-statutory stock options to purchase 26,450 shares of Common Stock, subject to adjustment pursuant to Section IV, or to purchase such lesser number of shares of Common Stock as remain in this Directors' Option Plan.

     The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market value of the Common Stock on the date of the grant of this option as determined under paragraph (d) of this Section II.

     If options for sufficient shares are not available under the Directors' Option Plan to fulfill the grant under Section II(b) hereof to any Subsequent Outside Director first elected subsequent to the Effective Date, and thereafter options become available under the Directors' Option Plan, such Subsequent Outside Director shall then receive options to purchase an amount of shares of Common Stock determined by dividing equally among each Subsequent Outside Director, options for the number of shares then available under the Outside Directors' Plan, not to exceed options for shares with the values set forth in the preceding two paragraphs with respect to Subsequent Outside Directors, subject to adjustment under Section IV as appropriate. The date of grant shall be the date options for such shares become available. The purchase price per share of the Common Stock deliverable upon exercise of such options shall equal the Fair Market Value of the Common Stock on the date the option is granted as determined under the paragraph (d) of this Section II.

          (c) Ineligibility. An option under the Directors' Option Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Company or the Association and in such capacity was eligible to receive any options to purchase Common Stock.

          (d) Fair Market Value. "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time; provided, however, if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average closing price for such securities for the five (5) trading days immediately preceding the date in question, as reported on the NASDAQ system.


     III. TERMS AND CONDITIONS

          (a) Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the recipient specifying the numbers of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

          (b)  Vesting.  Each option granted pursuant to Section II(a) or
     (b) hereof shall become exercisable in five annual installments of twenty percent (20%). The first installment of options granted pursuant to Section II(a) or (b) shall vest one year from the date of grant.

          (c) Manner of Exercise. The option, when vested, may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chief Financial Officer of the Company signed by the recipient. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined under Section II(a) or (b) hereof) in cash or shares of previously acquired Common Stock at the Fair Market Value of such shares determined on the exercise date.

          (d) Transferability. Each option granted hereby may be exercised only by the recipient to whom it is issued, or in the event of the Outside Director's death, his or her personal representative(s) or designee(s), heir(s) or devisee(s) pursuant to the terms of Section III(e) hereof or as otherwise provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (e) Termination of Service. Upon the termination of a recipient's service for any reason other than Disability or death, the recipient's stock options shall be exercisable only as to those shares which were immediately exercisable by the recipient at the date of termination of service. Unless such termination of service was for cause, such options shall remain exercisable for the lesser of (i) the remaining term of the option or (ii) 12 months. If a recipient is removed for cause, all options granted to such recipient hereunder shall immediately terminate.

     In the event of death or termination of service due to Disability of any recipient, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient's legal representatives or beneficiaries and shall remain exercisable by the recipient or his/her estate for the lesser of (i) the remaining term of the option or (ii) 12 months.

     For purposes of this Plan, "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to participate in the work of the Board and any Committees thereof to which he/she may be assigned, including attending meetings of the Board and such Committees. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime. "Cause" means the removal of an Outside Director or Subsequent Outside Director because of a material loss to the Company or one of its affiliates caused by the Outside Director or Subsequent Outside Director's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

          (f) Termination of Option. Options shall expire one hundred and twenty (120) months following the date of grant.

     IV.  COMMON STOCK SUBJECT TO THE DIRECTORS' OPTION PLAN

          (a) Subject to adjustment as provided in paragraph (b) hereof, the maximum number of shares reserved hereby for purchase pursuant to the exercise of options granted under the Plan shall not exceed 158,700 shares of Common Stock of the Company. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options granted under the Plan terminate, expire or are canceled without having been exercised, new awards may be made with respect to these shares.

          (b) In the event of any change or changes in the outstanding Common Stock of the Company effected without receipt of consideration by the Company or payment of consideration by the Company, such as by any stock dividend or split, recapitalization, reorganization, combination or any similar corporate change, or other increase or decrease in such shares the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted under this Directors' Option Plan and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to recipient under the Directors' Option Plan.

          (c) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively an "Extraordinary Event"), the following rules shall apply: (i) holders of Options shall continue to have the right to exercise their unexercised but currently exercisable Options on or before the day before the date of consummation of the Extraordinary Event, (ii) if any Option holders shall not have exercised their Options on or before the date of such consummation and if, under the terms of the Extraordinary Event holders of the Common Stock of the Company will receive upon consummation thereof payment in cash, securities or other property (the "Event Payment") for each share surrendered in the Extraordinary Event (the "Event Price"), then an Event Payment equal to the difference between (A) the Event Price times the number of shares of Common Stock subject to each Non-Employee Director's outstanding Options (to the extent then exercisable at prices not in excess of the Event Price) and (B) the aggregate exercise price of all such outstanding Options shall be made to each Non-Employee Director in exchange for the termination of such Options, (iii) notwithstanding the foregoing provisions of clause (ii), if the Extraordinary Event involves an exchange by the acquiring party solely of its voting securities in a reorganization pursuant to which holders of the Common Stock will not recognize gain or loss on the exchange of such securities until such holders dispose of the new voting securities acquired in such exchange, then the acquiring party shall have the right to provide that such Options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation (or an affiliate thereof); provided that the Non-Employee Director shall not, as a result of such provision, be required to recognize gain or loss on the exchange of Options, (iv) in no event shall the operation of the foregoing provisions be permitted to cause the Non-Employee Director or the Plan to fail to comply with Rule 16b-3 of the Act, and (v) in the unlikely event any Options shall remain outstanding after giving effect to the foregoing provisions such Options shall terminate on the date the Extraordinary Event is consummated.

     V.   APPROVAL AND EFFECTIVE DATE OF THE PLAN

     Pursuant to OTS regulations if the Plan is to be implemented on or before September 29, 1996, the Plan must be approved by a majority of the shares eligible to be voted at a meeting of the Company's stockholders at which the Plan is submitted for stockholder approval and by the OTS. The Plan will become effective upon the first day it is so approved by the stockholders and the OTS. If the Plan receives the approval of less than a majority of the shares eligible to be voted at such meeting, but receives the approval of a majority of the shares actually voted at the meeting, the Plan will be effective as of October 1, 1996.

     VI.  TERMINATION OF THE PLAN

     The right to grant options under the Directors' Option Plan will terminate automatically ten years after the Effective Date of the Plan. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate the Directors' Option Plan for any other reason; provided, however, no such termination shall, without the consent of the affected recipient, affect such recipient's rights under a previously granted option.

     VII. TAXES

     There may be deducted from each distribution of Common Stock under the Plan sufficient amounts to cover for any applicable tax obligations incurred as a result of the exercise of options under the Plan.

     VIII.     AMENDMENT OF THE PLAN

          The Directors' Option Plan may be amended form time to time by the Board of Directors of the Company provided that Sections II and III hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section IV hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If any amendment would require shareholder approval under Rule 16(b)-3, such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

     IX.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of New Jersey.

     X.   COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan fails to so comply, such provision shall be deemed null and void, to the extent permitted by law. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, any Common Stock acquired by a Non-Employee Director upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act.


     Exhibit 4(c)

                           STATEWIDE FINANCIAL CORP.
                      1996 RECOGNITION AND RETENTION PLAN
                      FOR EXECUTIVE OFFICERS AND EMPLOYEES

     1.   PURPOSE

     The purpose of the Statewide Financial Corp. (the "Company") 1996 Recognition and Retention Plan for Executive Officers and Employees(the "Plan") is to advance the interests of the Company and its shareholders by providing those key employees of the Company and its Affiliates, including Statewide Savings Bank, S.L.A. (the "Association"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company and its Affiliates.

     2.   DEFINITIONS

          (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member, and (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to
     Section 1563(a)(4) and (e)(3)(C).

          (b) "Award" means a grant of Restricted Stock under the provisions of this Plan.

          (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee consisting of those members of the Compensation/Benefits Committee of the Company who are non-employee members of the Board of Directors, all of whom are "disinterested persons" as such term is defined" under Rule 16b-3 of the Exchange Act, as promulgated by the Securities and Exchange Commission.

          (e) "Common Stock" means the common stock of the Company, no par value per share.

          (f) "Date of Grant" means the date an Award granted by the Committee is effective pursuant to the terms hereof.

          (g) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

          (h) "Participant" means an employee of the Company or its affiliates chosen by the Committee to participate in the Plan.

          (i) "Restricted Stock" means shares of the Common Stock granted hereunder and subject to the restrictions of Sections 6.2 and 6.3 hereof.

          (j) "Restriction Period" shall mean the period of time during which the Restricted Stock is subject to the restrictions of the Plan, to be set at the Committee's discretion subject to Section 6.3 hereof.

          (k) "Retirement" means retirement at the normal or early retirement date as set forth in any tax-qualified or non-tax qualified retirement plan of the Company or as determined under any retirement policy of the Company.

          (l) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     3.   ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to select participants, to determine the amount of Awards, to establish the terms and conditions of such Awards, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the plan and on their legal representatives and beneficiaries.

     4.   STOCK SUBJECT TO THE PLAN

     The maximum number of shares reserved for issuance pursuant to Awards hereunder is 148,120 shares of Common Stock of the Company, subject to adjustment pursuant to Section 6.5 hereof. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Awards granted under the Plan are canceled prior to the end of their applicable Restriction Period, new Awards may be made with respect to these shares.

     5.   ELIGIBILITY

     Officers and other employees of the Company or its Affiliates shall be eligible to receive Awards and Directors who are not employees or officers of the Company or its affiliates shall not be eligible to receive Awards under the Plan.

     6.   GRANTS OF RESTRICTED STOCK

          6.1  Awards
               ------

          Each Participant shall execute and deliver to the Committee an agreement as required under Section 8, an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. The Committee shall then cause stock certificates registered in the name of the Participant to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant.

          6.2  Restrictions
               ------------

          (a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restriction Period: (i) a Participant shall be issued, but shall not be entitled to delivery of the stock certificate; (ii) the shares of Common Stock shall be subject to the restrictions on transferability set forth in Section 7; (iii) the shares of Common Stock shall be forfeited and the stock certificates shall be returned to the Company and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company when a Participant leaves the employ of the Company, except in the case of Disability or death; and (iv) any other restrictions which the Committee may determine in advance are necessary or appropriate, including termination of Restricted Stock Awards to Grantees other than Employees.

          (b) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          6.3  Restriction Period
               ------------------

          Notwithstanding anything contained in Section 3 hereof, in compliance with the regulations of the Office of Thrift
          Supervision, all Awards granted hereunder, shall be subject to the following minimum Restriction Period:

          All Awards shall be subject to a five-year Restriction Period, with restrictions lapsing on 20 percent of the Restricted Stock per year, commencing on the first anniversary of the date of the Award. Common Stock on which restrictions have lapsed shall not be subject to the provisions of Section 6.2 hereof. By the fifth anniversary of the date of grant, all restrictions shall have lapsed, provided, however, that in the event of a Participant's Disability or death, the remaining Restriction Period for any Award shall lapse and the shares of Common Stock held by such Participant shall become unrestricted.

          The Committee shall have the authority in its discretion, to impose a greater Restriction Period for any Award than those set forth above.

          6.4  Delivery of Shares of Common Stock
               ----------------------------------

          At the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock with respect to which the Restriction Period has expired (to the nearest full share) shall be delivered without charge to the Participant or his personal representative free of all restrictions under the Plan.

          6.5  Dilution and Adjustments
               ------------------------

          (a) In the event of any change or changes in the outstanding Common Stock of the Company is effected without receipt of consideration by the Company or payment of consideration by the Company, such as by any stock dividend or split, recapitalization, reorganization, combination or any similar corporate change, or other increase or decrease in such shares, the number of shares of Common Stock which may be issued under this Plan shall be automatically adjusted.

          (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property or any other corporation or business entity (the "Surviving Corporation"), the Committee and the Board of Directors will provide that this Plan be assumed by the Surviving Corporation in such transaction, and that shares of the common stock of such Surviving Corporation shall be issued in exchange for shares of Common Stock subject to Awards hereunder and still subject to the restrictions of Section 6.2. Such replacement shares will remain subject to the restrictions of
          Section 6.2 for their remaining Restriction Period. The number of replacement shares issued in exchange for the Common Stock will be determined based upon the per share price paid all shareholders of the Company by the Surviving Corporation.

     7.   NONTRANSFERABILITY

     Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company, the Association or its Affiliates or to continue to perform services for the Company, the Association or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

     No Restricted Stock subject to an Award under the Plan shall be transferable by the participant other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Participant or by a guardian or legal representative.

     8.   AGREEMENT WITH PARTICIPANTS

     Each Award will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Awards including the date of Award, the applicable Restriction Period, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

     9.   TAX WITHHOLDING

     Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall have the right, in its sole discretion, to either (i) require the Participant to remit to the Company or (ii) withhold from any salary, wages or other compensation payable by the Company to the Participant, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

     10.  AMENDMENT OF THE PLAN

     The Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided that shareholder approval shall be required for any such modification or amendment which:

          (a) materially increases the maximum number of shares for which Awards may be granted under the Plan; or

          (b)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) and (b) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

     11.  APPROVAL AND EFFECTIVE DATE OF PLAN

     Pursuant to OTS regulations, if the Plan is to be implemented on or before September 29, 1996, the Plan must be approved by a majority of the shares eligible to be voted at a meeting of the Company's stockholders and then submitted to the OTS for its review and approval. Assuming it is so approved, this Plan will be effective as of the first day after its approval by the Company's stockholders and the OTS. If the Plan receives the approval of less than a majority of the shares eligible to be voted at such meeting, but receives the approval of a majority of the shares actually voted at such meeting, the Plan will be effective as of October 1, 1996.

     12.  TERMINATION OF THE PLAN

     The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

     13.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of New Jersey.

     14.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


     Exhibit 4(d)


                           STATEWIDE FINANCIAL CORP.
                      1996 RECOGNITION AND RETENTION PLAN
                             FOR OUTSIDE DIRECTORS

     7.   PURPOSE

     The purpose of the Statewide Financial Corp. (the "Company") 1996 Recognition and Retention Plan for Outside Directors (the "Plan") is to promote the growth and profitability of the Company and its subsidiary, Statewide Savings Bank, S.L.A. (the "Association") by providing outside directors of the Company and its Affiliates with an incentive to achieve long-term objectives of the Company and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Company.

     8.   DEFINITIONS

          (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member, and (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to
     Section 1563(a)(4) and (e)(3)(C).

          (b) "Award" means a grant of Restricted Stock under the provisions of this Plan.

          (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee consisting of those members of the Compensation/Benefits Committee of the Company.

          (e) "Common Stock" means the common stock of the Company, no par value per share.

          (f) "Date of Grant" means the date an Award granted by the Committee is effective pursuant to the terms hereof.

          (g) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to participate in the work of the Board and any Committees thereof to which he may be assigned, including attending meetings of the Board and such Committees. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient's lifetime.

          (h)  "Participant" means an Outside Director (as defined in
     Section 5.1 (a)) or a Subsequent Outside Director (as defined in
     Section 5.1(b) hereof) who participates in the Plan.

          (i) "Restricted Stock" means shares of the Common Stock granted hereunder and subject to the restrictions of Sections 5.2 and 5.3 hereof.

          (j) "Restriction Period" shall mean the period of time during which the Restricted Stock is subject to the restrictions of the Plan set forth in Section 5.3 hereof.

     (k) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     9.   ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the plan and on their legal representatives and beneficiaries.

     10.  STOCK SUBJECT TO THE PLAN

     The maximum number of shares reserved for issuance pursuant to Awards hereunder is 63,480 shares of Common Stock of the Company, subject to adjustment pursuant to Section 5.4. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Awards granted under the Plan are canceled prior to the end of their applicable Restriction Period, new Awards may be made with respect to these shares.

     11.  GRANTS OF RESTRICTED STOCK

          5.1  Awards
               ------

          (a) Initial Awards. Each outside director (for purposes of this Plan, the term "Outside Director" shall mean a member of the Board of Directors or any of its Affiliates who is not also serving as a full-time employee of the Company or any of its Affiliates), who is serving in such capacity on the effective date of this Plan, is hereby granted an Award of 10,580 shares of Restricted Stock.

          The effective date of these initial Awards shall be the effective date of the Plan as defined in Section 10 hereof ("Effective Date").

          (b) Awards to Subsequent Outside Directors. To the extent shares of Restricted Stock are available for Awards under the Plan, each Outside Director who is first appointed as a director of the Company subsequent to the Effective Date (a "Subsequent Outside Director") is hereby granted, as of the date on which such Subsequent Outside Director is qualified and first begins to serve as an Outside Director, an Award of 10,580 shares of Restricted Stock or such lesser number of shares of Common Stock as remain in this Plan.

          If sufficient shares are not available under the Plan to fulfill Awards under Section 6.1(b) hereof to any Subsequent Outside Director and thereafter shares become available, such Subsequent Outside Director shall then receive Awards of Restricted Stock determined by dividing equally among each Subsequent Outside Director, Awards for the number of shares then available under the Plan. The date of grant shall be the date Awards for such shares become available.

          (c) Ineligibility. An Award under the Plan shall not be granted to any Outside Director who at any previous time was an employee of either the Company or the Association and in such capacity was eligible to receive any options to purchase Common Stock.

          5.2  Restrictions
               ------------

          (a) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restriction Period: (i) a Participant shall be issued, but shall not be entitled to delivery of the stock certificate; (ii) the shares of Common Stock shall be subject to the restrictions on transferability set forth in Section 7; and (iii) the shares of Common Stock shall be forfeited and the stock certificates shall be returned to the Company and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company when a Participant leaves service with the Board of Directors of the Company or its Affiliates, except in the case of Disability or death.

          (b) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          5.3  Restriction Period
               ------------------

          In compliance with the regulations of the Office of Thrift Supervision, all Awards granted hereunder, shall be subject to the following Restriction Period:

          All Awards shall be subject to a five-year Restriction Period, with restrictions lapsing on 20 percent of the Restricted Stock per year, commencing on the first anniversary of the date of the Award. Common Stock on which restrictions have lapsed shall not be subject to the provisions of Section 5.2 hereof. By the fifth anniversary of the date of grant, all restrictions shall have lapsed, provided, however, that in the event of a Participant's Disability or death, the remaining Restriction Period for any Award shall lapse and the shares of Common Stock held by such Participant shall become unrestricted.

          5.4  Dilution and Adjustments
               ------------------------

          (a) In the event of any change or changes in the outstanding Common Stock of the Company is effected without receipt of consideration by the Company or payment of consideration by the Company, such as by any stock dividend or split, recapitalization, reorganization, combination or any similar corporate change, or other increase or decrease in such shares, the number of shares of Common Stock which may be issued under this Plan shall be automatically adjusted.

          (b) In the event of a consolidation, merger, reorganization or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property or any other corporation or business entity (the "Surviving Corporation"), the Committee and the Board of Directors will provide that this Plan be assumed by the Surviving Corporation in such transaction, and that shares of the common stock of such Surviving Corporation shall be issued in exchange for shares of Common Stock subject to Awards hereunder and still subject to the restrictions of Section 5.2. Such replacement shares will remain subject to the restrictions of
          Section 5.2 for their remaining Restriction Period. The number of replacement shares issued in exchange for the Common Stock will be determined based upon the per share price paid all shareholders of the Company by the Surviving Corporation.

          5.5  Delivery of Shares of Common Stock
               ----------------------------------

          At the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock with respect to which the Restriction Period has expired (to the nearest full share) shall be delivered without charge to the Participant or his personal representative free of all restrictions under the Plan.

     6.   NONTRANSFERABILITY

     Nothing in this Plan or in any Award granted confers on any person any right to continue as a Director the Company or its Affiliates or to continue to perform services for the Company or its Affiliates.

     7.   AGREEMENT WITH PARTICIPANTS

     Each Award will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Awards including the date of Award, the applicable Restriction Period, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

     8.   TAX WITHHOLDING

     Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall have the right, in its sole discretion, to either (i) require the Participant to remit to the Company or (ii) withhold from any salary, wages or other compensation payable by the Company to the Participant, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

     9.   AMENDMENT OF THE PLAN

     This Plan may be amended form time to time by the Board of Directors of the Company provided that Section 5 hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended. If any amendment would require shareholder approval under Rule 16(b)-3, such amendment shall be presented to shareholders for ratification, provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

     10.  APPROVAL AND EFFECTIVE DATE OF PLAN

     Pursuant to OTS regulations, if the Plan is to be implemented on or prior to September 29, 1996, the Plan must be approved by a majority of the shares eligible to be voted at a meeting of the Company's stockholders and then submitted to the OTS for its review and approval. If the Plan is so approved, the Plan will become effective 45 days after its approval by the Company stockholders and the OTS. If the Plan receives the approval of less than a majority of the shares eligible to be voted at such meeting but receives the approval of a majority of shares actually voted at such meeting, the Plan will be effective as of October 1, 1996.

     11.  TERMINATION OF THE PLAN

     The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

     13.  APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of New Jersey.

     14.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


     Exhibit 5(a)

                                                 August 1, 1996




     RE:  Statewide Financial Corp.
          Registration Statement on Form S-8
          ----------------------------------


     Statewide Financial Corp.
     70 Sip Avenue
     Jersey City, NJ  07306

     Dear Sirs:

     We have acted as counsel for Statewide Financial Corp., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 740,600 shares of Common Stock, no par value per share, of the Company (the "Shares"), (i) up to 370,300 of which are reserved for issuance and sale pursuant to the Company's 1996 Incentive Stock Option Plan (the "ISO Shares"); (ii) up to 158,700 of which are reserved for issuance and sale pursuant to the Company's 1996 Stock Option Plan for Outside Directors (the "Outside Director Shares"); (iii) up to 148,120 of which are reserved for issuance pursuant to the Company's 1996 Recognition and Retention Plan for Executive Officers and Employees (the "Executive RRP Shares"); and
     (iv) up to 63,480 of which are reserved for issuance pursuant to the Company's 1996 Recognition and Retention Plan for Outside Directors (the "Outside Director RRP Shares"). Each of the 1996 Incentive Stock Option Plan and the 1996 Stock Option Plan for Outside Directors are herein referred to as an "Option Plan". Each of the 1996 Recognition and Retention Plan for Outside Directors and the 1996 Recognition and Retention Plan for Executive Officers and Employees are herein referred to a "RRP Plan".

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each Option Plan and RRP Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that:

          1. Upon issuance and delivery by the Company of the ISO Shares pursuant to the exercise of stock options and payment of the exercise price therefor in accordance with the terms set forth in such options and the Company's 1996 Incentive Stock Option Plan, in cash or other consideration permitted under Section 14A:7-5 of the New Jersey Business Corporation Act (the "Act"), the ISO Shares issued thereunder will be legally issued, fully paid and non-assessable;

          2. Upon issuance and delivery by the Company of the Outside Director Shares pursuant to the exercise of stock options and payment of the exercise price therefor in accordance with the terms set forth in such options and the Company's 1996 Stock Option Plan for Outside Directors, in cash or other consideration permitted under Section 14A:7-5 of the Act, the Outside Director Shares issued thereunder will be legally issued, fully paid and non-assessable;

          3. Upon issuance and delivery by the Company of the Executive RRP Shares pursuant to the terms of the Company's 1996 Recognition and Retention Plan for Executive Officers and Directors, the Executive RRP Shares issued thereunder will be legally issued, fully paid and non-assessable, subject, however, to the potential for forfeiture of the Executive RRP Shares pursuant to the terms of the RRP Plan; and

          4. Upon issuance and delivery by the Company of the Outside Director RRP Shares pursuant to the terms of the Company's 1996 Recognition and Retention Plan for Outside Directors, the Outside Director RRP Shares issued thereunder will be legally issued, fully paid and non-assessable, subject, however, to the potential for forfeiture of the Executive RRP Shares pursuant to the terms of the RRP Plan.

     The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                                        McCarter & English


     Exhibit 23(a)



                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------



     The Board of Directors
     Statewide Financial Corp.:


     We consent to incorporation by reference in the registration statement on Form S-8 of Statewide Financial Corp. of our report dated January 26, 1996, relating to the consolidated financial statements of Statewide Financial Corp. and subsidiary as of December 31, 1995 and March 31, 1995, and for the nine-month period ended December 31, 1995 and the year ended March 31, 1995, and also relating to the adjustments that were applied to restate the March 31, 1994 consolidated financial statements, as described in the notes to those financial statements, which report appears in the December 31, 1995 Transition Report on Form 10-K of Statewide Financial Corp.

     Our report refers to a change in the method of accounting for certain investments in debt and equity securities effective April 1, 1994.


     KPMG Peat Marwick LLP

     Short Hills, New Jersey
     August 1, 1996


     Exhibit 23(b)


                          INDEPENDENT AUDITORS' REPORT



     We consent to the incorporation by reference in this Registration Statement of Statewide Financial Corp. on Form S-8 of our report dated June 3, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes) relating to the consolidated statements of income, shareholders' equity and cash flows of Statewide Savings Bank, S.L.A. for the year ended March 31, 1994, before the restatement for the change in the method of goodwill amortization and the change in the method of accounting for impaired loans resulting from the adoption SFAS No. 114 as amended by SFAS No. 118 (not presented herein) appearing in the Registrant's Annual Report on Form 10-K for the nine month period ended December 31, 1995, as filed with the Securities and Exchange Commission on March 27, 1996.



     Deloitte & Touche LLP

     Parsippany, New Jersey
     July 31, 1996


     Exhibit 24(a)

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor M. Richel as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to that certain Registration Statement of Statewide Financial Corp. on Form S-8, and to file the same with all exhibits thereto, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts.

     The foregoing Power of Attorney was prepared in conjunction with the Registration Statement on Form S-8 and has been duly signed by the following persons in the capacities and dates indicated.



     Signature               Title                 Date
     ---------               -----                 ----

     /s/Thomas V. Whelan     Director              August 2, 1996
     --------------------
     Thomas V. Whelan

     /s/Maria Ramirez        Director              August 2, 1996
     ----------------
     Maria Ramirez

     /s/Walter G. Scott, Jr. Director              August 2, 2996
     -----------------------
     Walter G. Scott, Jr.

     /s/Stephen R. Tilton    Director              August 2, 1996
     --------------------
     Stephen R. Tilton